Exhibit 10.32

English Translation

PURCHASE CONTRACT

No: PUR1-0709-247

Place: Wuxi

Party A: Wuxi Suntech Power Co., Ltd

Address: No. 17-6 Chang Jiang South Road, High-tech Development Zone, Wuxi, Jiangsu, China

Legal representative: Shi Zheng Rong

Party B: Zhejiang Yuhui Energy Source Co., Ltd.

Address: No. 8, Baoqun Road, Yaozhuang Town Industrial Park, Jiashan County, Zhejiang Province

Legal representative: Li Xian Shou

As the requirement of business development, Party A intends to purchase from Party B solar energy monocrystalline silicon wafers and multicrystalline silicon wafers (“Product”). After friendly negotiation, both of the parties have come to following agreement regarding the procurement and other relevant aspects of the Product:

Article 1 Supply of Product

According to related provisions stipulated in this contract, Party A and Party B have reached an agreement that during the period from year of 2008 to 2011 (“Period”) Party A shall purchase from Party B, and Part B shall supply to Party A with the Product as per the price, quantity and quality criterion stipulated in this contract. During the Period, Party A will issue its purchase orders (“Order”) to Party B to confirm trade condition in terms of price, quantity, and payment for each of the orders.

Article 2 Price of Product

During the period from January to December in year of 2008

Party B will supply Party A with the quasi-square Product with 200µm in thickness, 150mm in diameter, and 125×125mm in height × width. The average price will be exercised at RMB 48.50 per piece (including tax).

Party B will supply Party A with the quasi-square Product with 200µm in thickness, 165mm in diameter, and 125×125mm in height × width. The average price will be exercised at RMB 50.50 per piece (including tax).

Party B will supply Party A with the quasi-square Product with over 210µm in thickness, and 156×156mm in height × width. The average price will be exercised at RMB 79.00 per piece (including tax).

Of which:

The price of the quasi-square Product with 165mm in diameter, and 125×125mm in height × width will be exercised as per the quarter declining method below:

From January to March: RMB52.00 per piece

From April to June: RMB51.00 per piece

From July to September: RMB50.00 per piece

From October 2008 to December 2008: RMB49.00 per piece

However during the periods above, if the quasi-square Product with 150mm in diameter, and 125×125mm in height × width shall be chosen as the product to be delivered, and the price above, divided by 1.042, shall decrease accordingly. If fluctuation of the market price exceeds ±5% of exercisable price in this contract, both of the parties should be entitled to regulate the price, and negotiate with each other about the new price friendly in written form

The price and advance payment terms to be executed during the period from year 2009 to 2011 should be reviewed by both of the parties friendly at the previous year end.

Article 3 Quantity of Product to Be Supplied

During the period from January to December of 2008, the Product to be supplied by Party B to Party A should be not less than 60MW, of which:

The quantity of quasi-square Product with 125×125mm in height × width to be supplied should be not less than 30MW, amounting to 12.8 million pieces of wafers, with no less than 1.06 million pieces of wafers per month and no less than 240,000 pieces of wafers per week.

The quantity of quasi-square Product with 156×156mm in height × width to be supplied should be not less than 30MW, amounting to 8.22 million pieces of wafers, with no less than 680,000 pieces of wafers per month and no less than 155,000 pieces of wafers per week.

In the year of 2009, the Product to be supplied by Party B to Party A should be not less than 100MW.

In the year of 2010, the Product to be supplied by Party B to Party A should be not less than 150MW.

In the year of 2011, the Product to be supplied by Party B to Party A should be not less than 200MW.

Article 4 Terms of Payment

The total contract value for the year of 2008 values at RMB 1,295,780,000.00 (Say One Thousand Two Hundred Ninety Five million and Seven Hundred Eighty Thousand RMB Only)

Party A shall pre-pay RMB300,000,000 (Say Three Hundred million RMB Only) to Party B by 25th Dec 2007 to guarantee the contract valid, otherwise Party B shall be entitled to cancel the contract. The amount of prepayment shall be acceptable to be paid by partials, one-third of which (Say One Hundred million RMB) to be paid by 25th Oct 2007, a further one-third by 25th Nov 2007, and the remainder by 25th Dec 2007. 92.3% of the payment for the Product shall get paid upon delivery, and the remainder 7.7% shall be deducted from the prepayment .Refund shall be made for any overpayment, or a supplemental payment for any deficiency. Within a week commencing on the day of receipt of the Product, Party A shall pay Party B for qualified product after inspection, then Party B shall issue VAT invoice in full accordingly in that current month.

Article 5 Quality Criterion of Product

Party B shall supply Party A with the Product in accordance with Attachment 1: Related regulations on Technical Standard for Solar Energy Silicon Wafer.

Article 6 Transportation and Packing Requirement

Party A shall take the responsibility for arranging to pick up the Product and to pay freight and insurance costs and so on. However, when packing, it must be properly treated and in line with requirements on Technical Standard for Solar Energy Silicon Wafer.

Article 7 Procedure of Purchase

Both parties shall process based on the purchase orders with price, quantity, terms of delivery and so on specified in each of the orders.

Party A shall issue its purchase orders to Party B at least thirty (30) days before the delivery date to be required, and Party B shall send back the purchase order signed and stamped to Party A with two (2) days commencing on the day of receipt of it, otherwise the orders will be invalid. The purchase orders signed and stamped by Party B and sent back to Part A will be the final ruling. If any of the parties, after the orders signed and stamped by Party B and sent back to Party A, intends to change the quantity to be supplied and/or delivery time, such party should notify the other party of the change at least five (5) days before delivery time and shall solicit in advance the permission of the other party, otherwise such party must undertake corresponding legal responsibility.

Article 8 Acceptance

Acceptance check shall be carried out within five (5) days commencing on the day of receipt of the Product supplied by Party B. If there is any objection to the quantity of Product after acceptance check, Party A shall keep the Party B informed of this in written form within seven (7) days commencing on the day of receipt of the Product; If there is any objection to the quality of Product after acceptance check, Party A shall keep the Party B informed of this in written form within thirty (30) days commencing on the day of receipt of the Product. Upon the receipt of the objection in written form from Party A and such objection confirmed by Party B within the subsequent five (5) days, Party B shall supply Party A with qualified replacement in same quantity and undertake any loss caused by breach of stipulated duty. The quality control of the Product shall be pursuant to the provisions agreed upon by both of the parties.

Article 9 Represent, Warrant or Guarantee

Both of the parties do represent, warrant and guarantee, and do confirm to each other that the contract is signed based on representations, warranties and guarantees hereunder:

Both of the parties are duly incorporated and validly existing under the laws of the PRC and are in compliance with all conditions required to maintain its status as an enterprise legal person under the laws, and has obtained all consents, approvals and authorizations necessary for the valid execution of this contract from their respective internal authority committees;

Both of the parties have the capability of rights and behavior of signing this contract. Upon execution, this Contract shall constitute the legal, valid and binding obligation of both of the parties.

Both of the parties declare that currently there have not existed such issues as having significantly negative impact on their respective operations, revocation of the business license or forcible execution by law by related department or court, which may have impact on the performance of this contract. They have reached an agreement that once the above issues occur, party in such issues should notify the other party within the subsequent two (2) days.

Article 10 Liabilities for Breach of Contract

Basic principles of liabilities for breach of contract

If any of the parties breach the contract, the party in breach shall undertake corresponding liabilities for the breach of the contract, and shall be liable for economic loss caused to the other party.

Party A in breach

If the following breach behaviors exist, Party B shall get paid a breach penalty stipulated hereunder. If Party B terminates the contract unilaterally as per the stipulations hereunder, Party A should pay Party B a breach penalty of RMB 8,000,000. In case the breach penalty is not sufficient to cover the loss suffered by Party B, Party A should pay additional compensation to the other party.

☐. If Party A delays in payment for the Product, Party B shall get paid a reach penalty of 5% of such amount of payment that are not paid timely as scheduled; Party B shall be entitled to cancel this contract unilaterally if the reach penalty is over RMB4,000,000.

☐. If Party A fails to perform its commitment stipulated in Clause 9 of this contract to disclose such status that have generated a great impact on its operation and(or) performance of this contract, Party B shall be entitled to cancel this contract unilaterally.

Party B in breach

If the following breach behaviors exist, Party A shall get paid a breach penalty stipulated hereunder. If Party A terminates the contract unilaterally as per the stipulations hereunder, Party B should pay Party A a breach penalty of RMB 8,000,000. In case the breach penalty is not sufficient to cover the loss suffered by Party A, Party B should pay additional compensation to the other party.

☐. If Party B delays in delivery of the Product, Party A shall get paid a reach penalty of 5% of value of such products that are not delivered as scheduled; Party A shall be entitled to cancel this contract unilaterally if the reach penalty is over RMB4,000,000.

☐. If Party B fails to perform its commitment stipulated in Clause 9 of this contract to disclose such status that have generated a great impact on its operation and(or) performance of this contract, Party A shall be entitled to cancel this contract unilaterally.

Article 11 Force Majeure

Neither party will be liable for, or will be considered to be in breach of or default under this contract on account of, any delay or failure to perform as required by this contract as a result of any causes or conditions that are beyond such party’s reasonable control and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will use commercially reasonable efforts to minimize the impact of the event.

The prevented party shall notify the other party in written form without any delay, and within fifteen (15) days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract.

Article 12 Confidentiality

12.1. Both of the parties will keep strictly confidential of the following information hereunder contained in this contract:

12.1.1 Business relationship;

12.1.2 Articles and negotiations;

12.1.3 Object and quantity;

12.1.4 All the related commercial and technical information when both parties perform the contract;

However, disclosure under this Article 12.2 shall be exclusions.

12.2 Only under the following situations, both of the parties will be entitled to disclose the information described in Article 12.1.1:

12.2.1 Mandatorily required by law or any government authorities applicable

12.2.2 Mandatorily required by any governing government authorities and (or) supervision commission;

12.2.3 To disclose to any of such professional consultant or lawyer if required on the condition that they undertake to keep confidentiality of such disclosure

12.2.4 Information available to public domain under no fault of any of the parties;

12.2.5 Prior written consent of both of the parties.

12.3. This article shall continue to apply and not be bounded by time after termination of this contract.

Article 13 Applicable Governing Law and Dispute Resolution

13.1 The conclusion, validity, interpretation and enforcement of this Contract and any dispute arising out of this Contract shall be governed by the law of People’s Republic of China.

13.2 All disputes in connection with this Contract or the execution thereof shall be settled friendly through negotiations. In case no settlement can be reached, the either party can file an action in the people’s court of competent jurisdiction at the either party’s residence.

Article 14 Miscellaneous

14.1 The agreement takes effect since it has been signed by both of the parties.

14.2 The either party should expressly indicate not to renew the agreement by giving a written notice no less than 30 days before the agreement expiration, otherwise, the period of agreement shall automatically extend for one year from the expiration date.

14.3 The attached Technical Standard for Solar-grade silicon wafer is considered to be a component part of this agreement

14.4 Any order signed by the two parties pursuant to this agreement is a component part of this agreement. The fax copy of the order shall be considered valid.

14.5. Any amendment to this Contract shall be negotiated by both of the parties and be made out in written form.

14.6 The Contract is made in duplicate and each party keeps one copy. The two copies of the contract have the same legal force.

(No Text Below, Signature pages to follow)

SIGNED by

Party A: Wuxi Suntech Power Co., Ltd.

/s/
Legal Representative or Authorized Representative
Date:

Party B: Zhejiang Yuhui Solar Energy Source CO., LTD.

/s/
Legal Representative or Authorized Representative
Date: September 30, 2007